Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-215231) of Tecogen Inc. of our report dated December 2, 2016, relating to our audits of the consolidated financial statements, appearing in the Current Report on Form 8-K of American DG Energy Inc. filed on December 5, 2016, as amended.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 27, 2017